Exhibit 2


                                 AMENDMENT NO. 5


         THIS AMENDMENT NO. 5 (this "Amendment"), dated as of July 3, 1999, is by and among GALEY & LORD, INC., a Delaware corporation (the "Borrower"), GALEY & LORD INDUSTRIES, INC., a Delaware corporation ("G&L Industries"), the other Domestic Subsidiaries of the Borrower (each a "Guarantor", and together with G&L Industries, the "Guarantors"), the Lenders identified on the signature pages hereto (the "Lenders") and FIRST UNION NATIONAL BANK, as Agent for the Lenders (the "Agent").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement dated as of January 29, 1998, as amended from time to time prior to the date hereof (the "Existing Credit Agreement") among the Borrower, the Guarantors, the Lenders and the Agent, the Lenders have extended commitments to make certain credit facilities available to the Borrower;

         WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

                                     PART I
                                   DEFINITIONS

                   SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment No. 5, including its preamble and recitals, have the following meanings:

                           "Amended Credit Agreement" means the Existing Credit
                   Agreement as amended hereby.

                           "Amendment No. 5 Effective Date" is defined in
                   Subpart 3.1.

                  SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Amendment No. 5 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect.

                   SUBPART 2.1. Adjusted Leverage Ratio. The definition of Adjusted Leverage Ratio in the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                           "Adjusted Leverage Ratio" shall mean, as of any date
                  of determination, the ratio of (i) Consolidated Funded Debt less the sum of the principal amount of Senior Secured Debt and Subordinated Debt then outstanding to (ii) Consolidated EBITDA, including any Permitted G&L Acquisition Cost Savings.

                  SUBPART 2.2. Applicable Percentage. Notwithstanding anything to the contrary contained in the Existing Credit Agreement or any other Credit Document, for the period from and including the Amendment No. 5 Effective Date to and including the Interest Determination Date immediately following the fiscal quarter of the Borrower ending December 30, 2000, the Applicable Percentage shall be as set forth below:



                         LIBOR Rate                      Alternate                       Alternate
       Alternate         Margin for                      Base Rate       LIBOR Rate      Base Rate     LIBOR Rate
       Base Rate       Revolving Loans                   Margin for      Margin for     Margin for     Margin for
      Margin for        and Letter of     Commitment     Tranche B       Tranche B       Tranche C      Tranche C
    Revolving Loans      Credit Fee          Fee         Term Loans      Term Loans     Term Loans     Term Loans
   ------------------ ------------------ ------------- --------------- --------------- -------------- --------------

         1.75%              3.00%           0.50%          2.25%           3.50%           2.50%          3.75%

         Commencing with the receipt by the Agent of the quarterly financial information and certifications required to be delivered to the Agent and the Lenders on the Interest Determination Date immediately following the fiscal quarter of the Borrower ending December 30, 2000, the Applicable Percentage shall be determined in accordance with the definition thereof as set forth in the Existing Credit Agreement.

                   SUBPART 2.3. Consolidated Fixed Charges. Clause (iii) of the definition of Consolidated Fixed Charges in the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                  (iii) consolidated Capital Expenditures (excluding the aggregate amount of Investments made pursuant to clause
                  (iii)(F) of the definition of Permitted Investments) for such period (without duplication of items in clause (ii)) of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

                   SUBPART 2.4. Consolidated Retained Earnings. The following definition is hereby added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order and shall read as follows:

                           "Consolidated Retained Earnings" shall mean total
                  retained earnings of the Borrower and its Subsidiaries on a consolidated basis as determined at a particular date in accordance with GAAP applied on a consistent basis.

                   SUBPART 2.5. Interest Coverage Ratio. The following definition is hereby added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order and shall read as follows:

                           "Interest Coverage Ratio" shall mean, for any fiscal
                  quarter of the Borrower, the ratio of Consolidated EBITDA for such fiscal quarter to Consolidated Interest Expense for such fiscal quarter.

                   SUBPART 2.6. Mortgaged Properties. The following definitions are hereby added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order and shall read as follows:

                           "Darlington Leased Property" shall mean the "LEASED
                  PROPERTY" described in the Lease Purchase Agreement by and between Darlington County, South Carolina, as Lessor, and Galey & Lord Industries, Inc., as Lessee, dated as of December 1, 1997.

                           "Leased Properties" shall mean, collectively or
                  individually, as the context may require, the Darlington Leased Property and the Muscogee Leased Property.

                           "Mortgage Instruments" shall mean fully executed and
                  notarized mortgages, deeds of trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time) encumbering the fee interest (and leasehold interests in the case of the Leased Properties) of any Credit Party in the Mortgaged Properties and securing the Credit Party Obligations.

                           "Mortgaged Property" shall mean each real property
                  asset located in the United States owned (or leased in the case of the Leased Properties) by the Credit Parties.

                           "Muscogee Leased Property" shall mean the LEASED LAND
                  described in the Lease Agreement by and between Development Authority of Columbus, Georgia, Lessor, and Swift Textiles, Inc., Lessee, dated as of December 1, 1980 and in the Lease Agreement by and between Development Authority of Columbus, Georgia, Issuer, and Swift Textiles, Inc., Lessee, dated as of August 1, 1988.

                   SUBPART 2.7. Permitted Investments. Clause (iii) of the definition of Permitted Investments in the Existing Credit Agreement is amended by adding the following clauses (F) and (G) to the end thereof:

                  (F) in addition to the investments permitted pursuant to clause (B) above, investments in Foreign Subsidiaries or investments in foreign joint ventures which are at least 50% owned by the Borrower or any of its Subsidiaries, as permitted by Section 6.5(a)(vi) hereof; and

                  (G) in addition to the investments permitted pursuant to clauses (B) and (F) above, investments by the Borrower of up to $35,000,000 with the Net Cash Proceeds received from the issuance of the Senior Secured Debt by the Borrower in one or more Foreign Subsidiaries or foreign joint ventures provided that each such Foreign Subsidiary or foreign joint venture will engage in manufacturing operations in Mexico and provided that any such foreign joint venture is at least 50% owned by the Borrower or any of its Subsidiaries;

                   SUBPART 2.8. Permitted Liens. The definition of Permitted Liens in the Existing Credit Agreement is amended by adding the following clauses (xii) and (xiii) to the end thereof:

                           (xii) Liens securing the Senior Secured Debt in
                  accordance with the definition thereof; and

                           (xiii) easements, rights-of-way, restrictions
                  (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not impairing, in any material respect, the use of such for its intended purposes or interfering, in any material respect, with the ordinary conduct of business of the Credit Parties.

                   SUBPART 2.9. Restricted Payment. Clause (d) appearing in the definition of Restricted Payment in the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                           (d) any payment or prepayment of principal of,
                  premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Subordinated Debt or the Senior Secured Debt.

                   SUBPART 2.10. Senior Secured Debt. The following definitions are hereby added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order and shall read as follows:

                           "Senior Secured Debt" shall mean senior indebtedness
                  incurred by the Borrower in order to refinance, replace or otherwise restructure a portion of the $490,000,000 principal amount of indebtedness which may have originally been incurred under this Agreement and owed to the Senior Secured Lender in accordance with the following terms:

                           (a) the principal amount of such indebtedness shall
                  not exceed $35,000,000; provided, however, that the aggregate principal amount of such indebtedness, plus the maximum aggregate principal amount of all indebtedness which may be incurred under this Agreement shall not exceed $490,000,000;

                           (b) there shall be no amortization of the principal
                  amount of such indebtedness prior to October 1, 2006;

                           (c) the outstanding principal balance of such
                  indebtedness shall bear interest at a rate no greater than 15% per annum and interest calculated at the foregoing rate shall not be payable more frequently than quarterly;

                           (d) the documentation evidencing and governing such
                  indebtedness shall not contain financial covenants, shall not contain a cross-default to the Credit Party Obligations, shall contain only such other covenants as are not more restrictive than the covenants contained in this Credit Agreement and shall not contain any other terms, conditions or other provisions which have or could reasonably be expected to have a material adverse effect on the interests of the Lenders under this Credit Agreement;

                           (e) such indebtedness shall be secured solely by a
                  second Lien on the same Collateral securing the Credit Party Obligations subject only to the first priority Lien of the Agent and the Lenders therein; provided, however, that the Senior Secured Lender shall have no rights or remedies to proceed against, or foreclose on, any of such Collateral until all Credit Party Obligations have been paid in full and the Commitments under this Agreement shall have terminated;

                           (f) First Union (or any other successor agent
                  appointed under the Security Agreement, if First Union is no longer serving as the agent thereunder and as Agent under this Agreement) shall act as Collateral Agent for the Lenders and the Senior Secured Lender pursuant to a collateral agency agreement reasonably satisfactory to the Agent and the Senior Secured Lender and such agreement shall provide that the Required Lenders shall have the sole and exclusive right to direct the Collateral Agent with respect to all actions involving the Collateral (except for the release of all or substantially all of the Collateral, which shall require the consent of all Lenders and the Senior Secured Lender); provided, however, that such agreement will not otherwise grant in favor of the Collateral Agent any rights greater than or materially different from the rights granted by the Lenders to the Agent under the Security Agreement;

                           (g) prior to the incurrence of such indebtedness
                  (which incurrence shall not occur until after the Interest Determination Date for the fiscal quarter ending January 1,
                  2000), the Borrower and its Subsidiaries shall have demonstrated compliance with the financial covenants contained in Section 5.9 for the fiscal quarter ending immediately prior to the incurrence of such indebtedness (for purposes of determining compliance with Section 5.9(f) for such fiscal quarter, interest expense attributable to the Senior Secured Debt shall be included in the calculation of Consolidated Interest Expense on a pro forma basis as if the Senior Secured Debt had been incurred on the first day of such fiscal quarter); and

                           (h) after giving effect to the incurrence of such
                  indebtedness, no Default or Event of Default shall have occurred and be continuing.

                           "Senior Secured Debt Documentation" shall mean the
                  agreements, indentures, notes and other documentation and instruments evidencing the Senior Secured Debt.

                           "Senior Secured Lender" shall mean any Person or
                   Persons providing the Senior Secured Debt.

                   SUBPART 2.11. Security Documents. The definition of Security Documents in the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           "Security Documents" shall mean the Security
                  Agreement, the Pledge Agreement, any Mortgage Instrument and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens arising thereunder, including, without limitation, UCC financing statements and patent and trademark filings.

                   SUBPART 2.12. Revolving Committed Amount. The second sentence contained in Section 2.1(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  For purposes hereof, the aggregate amount available hereunder shall be TWO HUNDRED MILLION DOLLARS ($200,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.6, the "Revolving Committed Amount").

                   SUBPART 2.13. Mandatory Prepayments. A new second sentence is hereby added to Section 2.7(b)(iv) of the Existing Credit Agreement and shall read as follows:

                  Notwithstanding the foregoing, the Net Cash Proceeds received by the Borrower from the issuance of the Senior Secured Debt shall not be required to be prepaid pursuant to this clause
                  (iv).

                  SUBPART 2.14. Adjusted Leverage Ratio. The Required Lenders hereby agree to waive compliance by the Borrower and its Subsidiaries with Section 5.9(a) of the Amended Credit Agreement for each of the six fiscal quarters beginning with the fiscal quarter ending July 3, 1999 through and including the fiscal quarter ending September 30, 2000. Thereafter, commencing with the fiscal quarter of the Borrower ending December 30, 2000, the table set forth in Section 5.9(a) of the Existing Credit Agreement shall be amended and replaced in its entirety as follows:

                           Period                              Ratio
                           -------                             -----
                  December 30, 2000                         3.25 to 1.0

                  March 31, 2001                            3.25 to 1.0
                  June  30, 2001
                  and thereafter                            3.0 to 1.0

                   SUBPART 2.15. Consolidated Net Worth. Section 5.9(b) of the Existing Credit Agreement is amended and replaced in its entirety as follows:

                  (b) Consolidated Retained Earnings. As of the end of any fiscal quarter, commencing with the fiscal quarter ending July 3, 1999, Consolidated Retained Earnings of the Borrower and its Subsidiaries shall be greater than or equal to the sum of (i) $57,100,000, plus (ii) 50% of cumulative quarterly Consolidated Net Income, commencing on October 2, 1999 (without deduction for any quarterly losses).

                   SUBPART 2.16. Capital Expenditures. Section 5.9(c) of the Existing Credit Agreement is amended and replaced in its entirety as follows:

                  (c)      Capital Expenditures.

                           (i) As of the end of the four fiscal quarter period
                  ending on the last day of each fiscal quarter set forth in the table below, Capital Expenditures for such four fiscal quarter period then ended shall not exceed the corresponding amount appearing in such table:

                           Period                                   Amount
                           ------                                   ------
                           July 3, 1999                             $40,000,000
                           October 2, 1999                          $40,000,000
                           January 1, 2000                          $35,000,000
                           April 1, 2000                            $30,000,000
                           July 1, 2000                             $25,000,000
                           September 30, 2000                       $25,000,000

                           (ii) Beginning with the fiscal quarter ended December
                  30, 2000, the Borrower and its Subsidiaries shall not, as a group, make or incur Capital Expenditures in any fiscal year in excess of the amount shown below:

                           Fiscal year 2001                   $45,000,000

                           Fiscal year 2002
                           and each fiscal
                           year thereafter                    $50,000,000
         provided, that up to $10,000,000 of any such amount, if not expended in the fiscal year for which it is permitted above may be carried over for expenditure in the next following fiscal year.

         For purposes of determining compliance with this Section 5.9(c), the Borrower shall be permitted to exclude the aggregate amount of Investments made pursuant to clause (iii)(G) of the definition of Permitted Investments from the calculation of Capital Expenditures for the fiscal year during which such Investments were made.

                  SUBPART 2.17. Adjusted Fixed Charge Coverage Ratio. The Required Lenders hereby agree to waive compliance by the Borrower and its Subsidiaries with Section 5.9(d) of the Amended Credit Agreement for each of the six fiscal quarters beginning with the fiscal quarter ending July 3, 1999 through and including the fiscal quarter ending September 30, 2000. Thereafter, commencing with the fiscal quarter of the Borrower ending December 30, 2000, the table set forth in Section 5.9(d) of the Existing Credit Agreement shall be amended and replaced in its entirety as follows:

                           Period                             Ratio
                           ------                             ------
                  December 30, 2000
                           and thereafter                     1.1 to 1.0


                   SUBPART 2.18. Minimum Consolidated EBITDA. A new Section 5.9(e) is hereby added to the Existing Credit Agreement which shall read as follows:

                           (e) Minimum Consolidated EBITDA. As of the end of
                  each fiscal quarter set forth in the table below, there shall be Consolidated EBITDA for the fiscal quarter then ended of not less than the corresponding amount appearing in such table.

                           Period                               Amount
                           ------                               ------
                  July 3, 1999                                  $17,000,000
                  October 2, 1999                               $13,500,000
                  January 1, 2000                               $22,000,000
                  April 1, 2000                                 $25,000,000
                  July 1, 2000                                  $25,000,000
                  September 30, 2000                            $24,000,000

         For purposes of determining compliance with this Section 5.9(e), the Borrower shall be permitted to exclude the effect of severance payments in an aggregate amount not to exceed $1,800,000 made or accrued during the fiscal quarter ended July 3, 1999.

                   SUBPART 2.19. Interest Coverage Ratio. A new Section 5.9(f) is hereby added to the Existing Credit Agreement which shall read as follows:

                           (f) Interest Coverage Ratio. As of the end of the
                  fiscal quarter ending immediately prior to the issuance of the Senior Secured Debt and each fiscal quarter ending thereafter through and including the fiscal quarter ending September 30, 2000, there shall be maintained an Interest Coverage Ratio of not less than 1.25 to 1.0; provided, that notwithstanding anything contained in this Credit Agreement to the contrary, the applicable period for the purpose of determining compliance herewith shall be the fiscal quarter then ended; and provided, further, that this Section 5.9(a) shall be of no force and effect unless and until the Senior Secured Debt shall have been issued.

                   SUBPART 2.20. Pledged Assets. The second sentence appearing in Section 5.12(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  Each Credit Party shall, and shall cause each of its Subsidiaries to, take such action at its own expense as requested by the Agent (including, without limitation, any of the actions described in Section 4.1(d) hereof) to ensure that the Agent has a first priority perfected Lien to secure the Credit Party Obligations in (i) all personal property of the Credit Parties located in the United States, (ii) all real property of the Credit Parties located in the United States, and (iii) to the extent deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, all other personal and real property of the Credit Parties, subject in each case only to Permitted Liens.

                   SUBPART 2.21. Indebtedness. Clause (a) appearing in Section
         6.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           (a) Indebtedness arising or existing under this
                  Agreement and the other Credit Documents, the Subordinated Debt and the Senior Secured Debt;

                   SUBPART 2.22. Indebtedness. Clause (d) appearing in Section
         6.1 of the Existing Credit Agreement is hereby amended by adding the following parenthetical clause to the end thereof:

                  (excluding from the calculation of such $25,000,000 limitation, any loans or investments permitted to be made to Foreign Subsidiaries pursuant to subclauses (F) or (G) of clause (iii) of the definition of Permitted Investments).

                   SUBPART 2.23. Sale of Assets. Section 6.5(a) of the Existing Credit Agreement is amended and replaced in its entirety as follows:

                  SECTION 6.5 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

                  The Borrower will not, nor will it permit any Subsidiary to,

                           (a) dissolve, liquidate or wind up its affairs, sell,
                  transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

                                    (i)     Specified Sales;

                                    (ii) the sale, transfer, lease or other
                           disposition of property or assets to an unrelated party not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event or otherwise and the net proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property, provided that such purchase or acquisition is consummated within 180 days of such receipt;

                                    (iii) the sale, lease or transfer of
                           property or assets from a Domestic Credit Party to another Domestic Credit Party;

                                    (iv) the sale and lease of G&L Industries'
                           property permitted pursuant to Section 6.13 hereof;

                                    (v) the sale, lease or transfer of property
                           or assets having a fair market value not in excess of $15,000,000 in the aggregate; and

                                    (vi) after the Interest Determination Date
                           for the fiscal quarter ending January 1, 2000, the sale, lease or transfer of property or assets having a fair market value not in excess of $15,000,000 in the aggregate from a Domestic Credit Party to a Foreign Subsidiary or to a foreign joint venture which is at least 50% owned by the Borrower or any of its Subsidiaries, provided that (A) the Borrower and its Subsidiaries shall have demonstrated compliance with the financial covenants contained in Section 5.9 for the fiscal quarter ending immediately prior to such sale, lease or transfer, (B) such property or assets shall not be subsequently sold, leased or transferred to any Person which is not a Subsidiary of the Borrower or a foreign joint venture which is at least 50% owned by the Borrower or any of its Subsidiaries (other than any such sale, lease or transfer constituting a Specified Sale), and (C) before and after giving effect to such sale, lease or transfer, no Default or Event of Default shall have occurred and be continuing.

                  provided, that in each case (except with respect to clauses
                  (iii) and (vi) above) at least 75% of the consideration received therefor by the Borrower or any such Subsidiary is in the form of cash or Cash Equivalents.

                   SUBPART 2.24. Ownership of Subsidiaries; Restrictions.
         Section 6.8 of the Existing Credit Agreement is amended by deleting the proviso contained in the first sentence thereof and replacing it with the following:

                  provided that any investment in, capitalization of or organizational costs and expenses incurred in the formation and start-up of, any such other Foreign Subsidiaries shall not, together with other Permitted Investments in Foreign Subsidiaries (excluding intercompany loans and trade receivables), exceed $10,000,000 in the aggregate at any one time, plus an additional amount of up to $35,000,000 in the aggregate from the Net Cash Proceeds received from the issuance of the Senior Secured Debt and any investments in the nature of a contribution of assets to any such other Foreign Subsidiaries shall not consist of assets having a fair market value in excess of $15,000,000 in the aggregate.

                   SUBPART 2.25. Limitation on Restricted Actions. Section 6.10 of the Existing Credit Agreement is amended by adding the following clause (vi) to the end thereof:

                           (vi) the Senior Secured Debt.

                   SUBPART 2.26. Prepayments of Indebtedness, Etc.. Section 6.12 of the Existing Credit Agreement is amended by adding the following clause (c) to the end thereof:

                  (c) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Senior Secured Debt, except that so long as there is no Default or Event of Default then in existence and subject to the terms and provisions of the Senior Secured Debt Documentation, the Borrower shall be entitled to pay interest thereon in accordance with the terms of the Senior Secured Debt Documentation.

                  SUBPART 2.27.     Events of Default.

                           (a) Subclauses (i)(A) and (ii)(A) appearing in clause
                  (d) of Section 7.1 of the Existing Credit Agreement are each amended and restated in their entireties to read as follows:

                                 (A) the Subordinated Debt or the Senior Secured
                           Debt

                           (b) Clause (k) appearing in Section 7.1 of the
                  Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    (k) (i) There shall occur and be continuing
                           any Event of Default under and as defined in the (A) indenture or other document evidencing the Subordinated Debt or (B) the Senior Secured Debt Documentation or (ii) any of the Credit Party Obligations for any reason shall cease to be designated as senior indebtedness under the indenture or other document evidencing the Subordinated Debt.


                                    PART III
                           CONDITIONS TO EFFECTIVENESS

                   SUBPART 3.1. Amendment No. 5 Effective Date. This Amendment shall be and become effective as of the date hereof (the "Amendment No. 5 Effective Date") when all of the conditions set forth in this Part III shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as "Amendment No. 5."

                  SUBPART 3.2. Execution of Counterparts of Amendment. The Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Agent and the Required Lenders.

                   SUBPART 3.3. Amendment Fee. The Lenders entitled thereto shall have received their pro rata portion of the Amendment Fee.

                  SUBPART 3.4. Prepayment of Term Loans. The Borrower shall make a prepayment of the Term Loans in an amount of $25,000,000, which prepayment shall be made from proceeds of Revolving Loans made on the Amendment No. 5 Effective Date and shall be applied in the manner set forth in Section 2.7(b)(ix)(B)(1) of the Amended Credit Agreement.

                   SUBPART 3.5. Real Property Collateral. The Agent shall have received, in form and substance satisfactory to the Agent:

                           (i) Mortgage Instruments encumbering the fee interest
                  (and the leasehold interests in the case of the Leased Properties) of any Credit Party in each Mortgaged Property identified on Schedule 3.19(a);

                           (ii) in the case of the leasehold interests in the
                  Leased Properties, (a) such estoppel letters, consents and waivers from the landlord on such real property as may be required by the Agent, which estoppel letters shall be in form and substance reasonably satisfactory to the Agent and (b) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Agent, so as to enable the Mortgage Instrument encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such leasehold interest in favor of the Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders;

                           (iii) ALTA mortgagee title insurance policies issued
                  by Chicago Title Insurance Company (the "Mortgage Policies"), in amounts reasonably satisfactory to the Agent with respect to any particular Mortgaged Property, assuring the Agent that each of the Mortgage

                  Instruments creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property (other than the Mortgaged Property located in Columbus, Georgia, which mortgage shall be a junior lien), free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall be in form and substance reasonably satisfactory to the Agent and shall provide for affirmative insurance and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent;

                           (iv) evidence as to (A) whether any Mortgaged
                  Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Credit Party's written acknowledgment of receipt of written notification from the Agent (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance of the Borrower and its Subsidiaries evidencing flood insurance satisfactory to the Agent and naming the Agent as sole loss payee on behalf of the Lenders;

                           (v) maps or plats of an as-built survey of the sites
                  of the Mortgaged Properties certified to the Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to each of the Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to each of the Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map. To the extent any such surveys are not available on the Amendment No. 5 Effective Date, the Credit Parties shall have an additional period of ninety (90) days commencing on the Amendment No. 5 Effective Date to deliver such surveys to the Agent; and

                           (vi) evidence satisfactory to the Agent that each of
                  the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with all applicable laws, regulations and ordinances including without limitation health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for each of the Mortgaged Properties, the permitted uses of each such Mortgaged Properties under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons including, but not limited to, the federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973 and the Americans with Disabilities Act of 1990.

                  SUBPART 3.6. Environmental Reports. The Agent shall have received satisfactory environmental reports, including Phase I reports of a recent date relating to the Mortgaged Properties addressed to the Agent and the Lenders or accompanied by a satisfactory reliance letter from the environmental consultant that prepared such reports. To the extent any such environmental reports are not available on the Amendment No. 5 Effective Date, the Credit Parties shall have an additional period of ninety (90) days commencing on the Amendment No. 5 Effective Date to deliver such reports to the Agent. The Borrower shall, at the same time such reports are delivered to the Agent, furnish a copy of each such environmental report to Moore & Van Allen, PLLC, attention: Molly McGill, 100 North Tryon Street, 47th Floor, Charlotte, North Carolina 28202-4003.

                  SUBPART 3.7. Legal Opinion. The Agent shall have received (i) a legal opinion of general counsel to the Borrower as to the enforceability of this Amendment and (ii) legal opinions of special local counsel for the Credit Parties for each state in which any Mortgaged Property is located, in each case in form and substance reasonably satisfactory to the Agent.

                  SUBPART 3.8. Resolutions. The Agent shall have received copies of resolutions of the board of directors of each of the Credit Parties authorizing the transactions contemplated by this Amendment and certified as true and correct by a Responsible Officer of each such Credit Party.


                                                       PART IV
                                                    MISCELLANEOUS

                   SUBPART 4.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

                  SUBPART 4.2. Instrument Pursuant to Existing Credit Agreement. This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

                  SUBPART 4.3. References in Other Credit Documents. At such time as this Amendment No. 5 shall become effective pursuant to the terms of Subpart 3.1, all references in the Existing Credit Agreement to the "Agreement" and all references in the other Credit Documents to the "Credit Agreement" shall be deemed to refer to the Existing Credit Agreement as amended by this Amendment.

                  SUBPART 4.4. Affirmation of Liens. The Borrower and the Guarantors, as applicable, affirm the liens and security interests created and granted in the Existing Credit Agreement and the Credit Documents and agree that this Amendment shall in no manner adversely affect or impair such liens and security interests.

                   SUBPART 4.5. Representations and Warranties. The Borrower and the Guarantors hereby represent and warrant as follows:

                           (i) Each Credit Party has taken all necessary action
                  to authorize the execution, delivery and performance of this Amendment.

                           (ii) This Amendment has been duly executed and
                  delivered by the Credit Parties and constitutes each of the Credit Parties' legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                           (iii) No consent, approval, authorization or order
                  of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Amendment (except for such filings as are required or necessary in connection with the perfection of the Liens on the Mortgaged Properties and as otherwise required pursuant to the Credit Agreement).

                           (iv) The representations and warranties of the Credit
                  Parties set forth in Article III of the Amended Credit Agreement are true and correct in all material respects as of the date hereof.

                           (v) No Default or Event of Default exists under the
                  Existing Credit Agreement on and as of the date hereof after giving effect to the amendments contained herein.

                           (vi) No Credit Party, to the best of its knowledge,
                  has any counterclaims, offsets, credits or defenses to the Credit Documents and the performance of its obligations thereunder.

                  SUBPART 4.6. Acknowledgment. The Guarantors (i) acknowledge and consent to all of the terms and conditions of this Amendment, (ii) affirm all of their obligations under the Credit Documents and (iii) agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Amended Credit Agreement or the other Credit Documents.

                   SUBPART 4.7. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                  SUBPART 4.8. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                   SUBPART 4.9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  SUBPART 4.10. Amendment Fee. The Borrower shall pay to the Agent, for the account of each Lender executing and delivering this Amendment No. 5 to the Agent on or before noon (Eastern time) on Tuesday, July 13, 1999, an amendment fee (the "Amendment Fee") equal to 0.375% of such Lender's Commitment, as reduced after giving effect to the execution and delivery of this Amendment. The Borrower shall pay the Amendment Fee to the Agent, for the account of the applicable Lenders, on the Business Day next following the later of July 13, 1999 or the date the conditions set forth in Subparts 3.2, 3.4, 3.5, 3.6,
         3.7 and 3.8 are satisfied.


                                    [Remainder of page intentionally left blank]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                           GALEY & LORD, INC.


                                    By:  /s/ Michael R. Harmon
                                         ----------------------
                                         Title: Executive Vice President


GUARANTORS:                         GALEY & LORD INDUSTRIES, INC.,


                                    By:  /s/ Michael R. Harmon
                                         -------------------------------
                                         Title: Executive Vice President


                                    G&L SERVICE COMPANY, NORTH
                                     AMERICA, INC., a Delaware corporation


                                    By:  /s/ Michael R. Harmon
                                         -------------------------------
                                         Title: Vice President


                                    SWIFT TEXTILES INC.,
                                    a Delaware corporation


                                    By:  /s/ Michael R. Harmon
                                         -------------------------------
                                         Title: Executive Vice President


                                    SWIFT DENIM SERVICES INC.,
                                    a Delaware corporation


                                    By:  /s/ Michael R. Harmon
                                         --------------------------------
                                         Title: Executive Vice President

                                    GALEY & LORD PROPERTIES, INC.
                                    a Delaware corporation

                                    By:  /s/ Leonard Ferro
                                         -------------------------------
                                         Title: Vice President


                                    SWIFT DENIM PROPERTIES, INC.
                                    a Delaware corporation

                                    By:  /s/ Leonard Ferro
                                         -------------------------------
                                         Title: Vice President

LENDERS:                            FIRST UNION NATIONAL BANK
                                    individually in its capacity as
                                    a Lender and in its
                                    capacity as Agent


                                    By:  /s/ Roger Pelz
                                         ----------------------------
                                         Title: Senior Vice President

                    THE CIT GROUP / COMMERCIAL SERVICES, INC.


                                    By:  /s/ William H. Skidmore
                                         -----------------------------
                                         Title: Vice President

                                    THE FIRST NATIONAL BANK
                                    OF CHICAGO


                                    By:  /s/ Kristen Hertel
                                         ------------------------------
                                         Title: Vice President

                                    FLEET BANK, N.A.


                                    By:  /s/ Alfred Bonsantini
                                         -------------------------------
                                         Title: Senior Vice President

                                    NATIONSBANK, N.A.


                                    By:  /s/ Deirdre B. Doyle
                                         --------------------------------
                                         Title: Principal

                                    SUNTRUST BANK, ATLANTA


                                    By:  /s/ David Penter
                                         --------------------------------
                                         Title: Vice President


                                    By:  /s/ Ashley B. Davis
                                         --------------------------------
                                         Title: Assistant Vice President

                                    WACHOVIA BANK, N.A.


                                    By:  /s/ Gary C. Gaskill
                                         --------------------------------
                                         Title: Vice President

                                    BANKBOSTON, N.A.


                                    By:  /s/ David Rich
                                         --------------------------------
                                         Title: Vice President

                                    CIBC INC.


                                    By:  /s/ Katherine Bass
                                         -------------------------------
                                         Title: Executive Director

                                    NATIONAL BANK OF CANADA


                                    By:  /s/ Alex M. Council, IV
                                         ------------------------------
                                         Title: Vice President


                                    By:  /s/ Charles Collie
                                         -------------------------------
                                         Title: Vice President & Manager

                                    BANK OF SCOTLAND


                                    By:  /s/ Janet Taffe
                                         ----------------------------------
                                         Title: Assistant Vice President

                                    NORSE CBO, LTD.
                                    By:  Peterson Capital Management, LLC
                                         as its Investment Advisor
                                         By: Peterson Capital Advisors, LLC, it
                                              Manager and pursuant to delegated
                                                  authority

                                    By:  /s/ Timothy S. Peterson
                                         ---------------------------------
                                         Title: President

                                    COOPERATIEVE CENTRALE
                                    RAIFFEISEN-BOERENLEENBANK B.A.,
                                    "RABOBANK NEDERLAND", NEW YORK BRANCH


                                    By:  /s/ Theodore W. Cox
                                         ------------------------------------
                                         Title: Vice President

                                    By:  /s/W. Jeffrey Vollack
                                         ------------------------------------
                                         Title: Senior Vice President


                                   SENIOR DEBT PORTFOLIO

                                    By:  Boston Management and Research,
                                         as Investment Advisor


                                    By   /s/ Barbara Campbell
                                         -------------------------------------
                                         Title: Vice President

                                    TORONTO DOMINION (TEXAS), INC.


                                    By:  /s/ Sonja R. Jordan
                                         ----------------------------------
                                         Title: Vice President

                                    ALLIANCE CAPITAL MANAGEMENT L.P.,
                                    as Manager on behalf of ALLIANCE CAPITAL
                                    FUNDING, L.L.C.

                                    By:  ALLIANCE CAPITAL MANAGEMENT
                                         CORPORATION, General Partner of
                                         Alliance Capital Management, L.P.


                                    By:  /s/ L.I. Savitri Alex
                                         ------------------------------------
                                         Title: Vice President


                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION


                                    By:  /s/ Janet K. Williams
                                         --------------------------------
                                         Title: Duly Authorized Signatory

                                    MASSACHUSETTS MUTUAL LIFE
                                    INSURANCE COMPANY


                                    By:  /s/ Mary Ann McCarthy
                                         ---------------------------------
                                    Title: Managing Director


                                    ML CLO XII PILGRIM AMERICA
                                    (CAYMAN) LTD

                                    BY:  PILGRIM INVESTMENTS, INC.,
                                         ITS INVESTMENT MANAGER


                                    By:  /s/ Daniel A. Norman
                                         ----------------------------------
                                         Title: Senior Vice President

                                    KZH CYPRESSTREE-1 LLC


                                    By:  /s/ Peter Chin
                                         ----------------------------------
                                         Title: Authorized Agent

                                    DELANO COMPANY

                                    By:  Pacific Investment Management Company
                                         as its Investment Advisor

                                    By:  /s/ Raymond Kennedy
                                         -----------------------------------
                                         Title: Sr. Vice President

                                    THE TRAVELERS INSURANCE COMPANY


                                    By:  /s/ Teresa M. Torrey
                                         ------------------------------------
                                         Title:   Second Vice President

                                    THE TRAVELERS LIFE AND ANNUITY
                                    COMPANY


                                    By:  /s/ Teresa M. Torrey
                                         ---------------------------------
                                         Title: Second Vice President

                                    ARCHIMEDES FUNDING, L.L.C.

                                    By:  ING Capital Advisors, Inc.,
                                         as Collateral Manager

                                    By:  /s/ Helen Y. Rhee
                                         ---------------------------------
                                         Title: Vice President & Portfolio
                                                Manager

                                    VAN KAMPEN CLO I, LIMITED

                                    By:  Van Kampen
                                         Management, Inc.,
                                         as Collateral Manager


                                    By:  /s/ Jeffrey W. Maillet
                                         ---------------------------------------
                                         Title: Senior Vice President & Director

                                    VAN KAMPEN
                                    SENIOR INCOME TRUST

                                    By:  /s/ Jeffrey W. Maillet
                                         ---------------------------------------
                                         Title: Senior Vice President & Director

                                    KZH CNC LLC


                                    By:  /s/ Peter Chin
                                         -------------------------
                                         Title: Authorized Agent


                                    PRESIDENT & FELLOWS OF
                                    HARVARD COLLEGE


                                    By:  /s/ Timothy S. Peterson
                                         ---------------------------------
                                         Title: Authorized Signatory

                                    By:  /s/ Jack R. Meyer
                                         ----------------------------------
                                         Title:


                                    EATON VANCE INSTITUTIONAL
                                    SENIOR LOAN FUND

                                    By:  Eaton Vance Management
                                         as Investment Advisor


                                    By:  /s/Barbara Campbell
                                         --------------------------------------
                                         Title: Vice President

                                    ELC (CAYMAN) LTD.


                                    By:  /s/ E.A. Kratzman, III
                                         -----------------------------------
                                         Title: Managing Director

                                    KZH SHOSHONE LLC


                                    By:  /s/ Peter Chin
                                         -------------------------------------
                                         Title: Authorized Agent

                                    PILGRIM AMERICA HIGH INCOME
                                    INVESTMENTS LTD. (AS ASSIGNEE)

                                    By:  Pilgrim Investments, Inc.,
                                         as its Investment Manager

                                    By:  /s/ Daniel A. Norman
                                         ----------------------------------
                                         Title: Senior Vice President


                                    THE CIT GROUP / EQUIPMENT
                                    FINANCING, INC.


                                    By:  /s/ Eric M. Moore
                                         -----------------------------------
                                         Title: Assistant Vice President

                                    BLACK DIAMOND CLO 1998-1 LTD


                                    By:  /s/ James Zenni
                                         ------------------------------
                                         Title: President

                                    NORTHWOODS CAPITAL, LIMITED
                                    BY:   ANGELO, GORDON & CO., L.P. AS
                                          COLLATERAL  MANAGER


                                    By:  /s/ Jeffrey H. Aronson
                                         ----------------------------------
                                         Title: Managing Director


                                    PILGRIM PRIME RATE TRUST

                                    By:  Pilgrim Investments, Inc.,
                                           as its investment manager

                                    By:  /s/ Daniel A. Norman
                                         -------------------------------
                                         Title: Senior Vice President

                                    KZH PAMCO LLC


                                    By:  /s/ Virginia Conway
                                         ----------------------------------
                                         Title: Authorized Agent

                                    CHANCELLOR/TRITON CBO, LIMITED

                                    BY:  INVESCO SENIOR SECURED MANAGEMENT
                                         INC., AS COLLATERAL MANAGER

                                    By:  /s/ Anne M. McCarthy
                                         ----------------------------------
                                         Title: Authorized Signatory